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                                                                   Exhibit 23(a)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No.333-00000) on Form S-3 of Sandy Spring Bancorp, Inc. of our reports dated February 22, 2005 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear on pages 26 and 27 in the Annual Report on Form 10-K of Sandy Spring Bancorp, Inc. for the year ended December 31, 2004

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ McGladrey & Pullen, LLP
Frederick, Maryland
November 29, 2005